Exhibit 99.1

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:
VOTE BY INTERNET - www.proxyvote.com
CONVERSANT, INC. 30699 RUSSELL RANCH RD. SUITE 250 WESTLAKE VILLAGE, CA 91362

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 8, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 8, 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. All proxy cards must be received by December 8, 2014.

Each and every vote is important. Your Board of Directors recommends that all Conversant stockholders vote the proxy card “FOR” Proposals 1, 2 and 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M79360-S25392	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONVERSANT, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:				For	Against	Abstain
1.

To adopt the Agreement and Plan of Merger, dated as of September 11, 2014, by and among Alliance Data Systems Corporation, Conversant, Inc. and Amber Sub LLC, a wholly owned subsidiary of Alliance Data Systems Corporation.

				☐	☐	☐
2.	To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Conversant, Inc.’s named executive officers that is based on or otherwise relates to the merger.			☐	☐	☐
3.

To approve one or more adjournments of the Conversant, Inc. special meeting, if necessary or appropriate, to solicit additional proxies in favor of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

				☐	☐	☐
NOTE: Such other business as may properly come before the special meeting or any adjournment or postponement thereof, which the proxyholders are authorized to vote upon in their discretion.
For address changes/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

Please retain and present this top portion of the

proxy card as your admission ticket together with a

valid picture identification to gain admittance

to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on December 9, 2014:

The Notice and Proxy Statement/Prospectus are available electronically at www.proxyvote.com.

M79361-S25392

CONVERSANT, INC.

For the Special Meeting of Stockholders

To be held December 9, 2014

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John Giuliani and John Pitstick, and each of them, the attorneys-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Stockholders of Conversant, Inc. to be held at Conversant’s headquarters located at 30699 Russell Ranch Road, Suite 250, Westlake Village, California 91362, on December 9, 2014 at 9:00 AM Pacific Time, and at any and all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares which the undersigned, if personally present, would be entitled to vote.

This proxy, when properly executed, will be voted as directed on this proxy, or if no direction is indicated, this proxy will be voted “For” Proposals 1, 2 and 3 and in the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side